Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Dynasty Gaming Inc. /

Jeux Dynasty Inc.

305921-9

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;

b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;

c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;

d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;

Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐ a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

☐ b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☑ c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

☐ d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

February 28, 2008 / le 28 février 2008

Date of Amendment - Date de modification

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT / **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) / **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
Dynasty Gaming Inc. / Jeux Dynasty Inc.	305921-9

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Section 7 of the Articles, as amended, is further amended by the addition of the following:

The directors may appoint from time to time one or more directors within the limits provided in the Canada Business Corporations Act.

Date	Name - Nom	Signature	Capacity of - en qualité
2008-02-28	ALBERT BARBUSCI		AUTHORIZED OFFICER

Canada